UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   May 11, 2010

     Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 354-6100

                                 Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Dresser-Rand Group Inc. (the “Company”) held its Annual Meeting of Stockholders.  The Company’s stockholders considered and approved the two proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2010 Proxy Statement, as filed with the Securities and Exchange Commission on March 30, 2010.  A summary of the matters voted upon by stockholders is set forth below.

Proposal 1.  Election of Directors.

Stockholders elected each of the eight director nominees to hold office until the 2011 Annual Meeting and until their successors have been elected and qualified based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
William E. Macaulay	71,224,577	372,668	4,181,847
Vincent R. Volpe Jr.	71,220,323	376,922	4,181,847
Rita V. Foley	71,213,613	383,632	4,181,847
Louis A. Raspino	71,212,986	384,259	4,181,847
Philip R. Roth	71,224,581	372,664	4,181,847
Stephen A. Snider	71,095,060	502,185	4,181,847
Michael L. Underwood	71,223,861	373,384	4,181,847
Joseph C. Winkler III	71,213,311	383,934	4,181,847

Proposal 2.  Ratification Of Appointment Of Independent Registered Public Accountants.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010 based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,674,545	97,479	7,068	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

By:	/s/ Mark F. Mai
Name:	Mark F. Mai
Title:	Vice President, General Counsel and Secretary

Date: May 13, 2010